EXHIBIT 23
                                                                      ----------



                                                                October 28, 2002

PrimeWest Energy Trust
PrimeWest Energy Inc.
PrimeWest Management Inc.
4700, 150 - 6th Avenue S.W.
Calgary, Alberta
T2P 3Y7

Dear Sirs:

                  RE:   OFFERING OF TRUST UNITS OF PRIMEWEST ENERGY TRUST
                  -------------------------------------------------------

         Scotia Capital Inc., CIBC World Markets Inc., BMO Nesbitt Burns Inc., RBC Dominion Securities Inc., TD Securities Inc., National Bank Financial Inc., Canaccord Capital Corporation, Dundee Securities Corporation and Yorkton Securities Inc. (collectively, the "Underwriters") understand that PrimeWest Energy Trust (the "Trust") proposes to issue and sell 4,200,000 Trust Units (as hereinafter defined) (the "Firm Units") of the Trust.

         The Underwriters further understand that PrimeWest Energy Inc. ("PrimeWest Energy") together with its subsidiaries owns certain oil and gas assets and has granted the Royalty (as hereinafter defined) to the Trust. The Underwriters also understand that PrimeWest Management Inc. (the "Manager") is the manager of the Trust and provides administrative and other services to the Trust.

         Based upon the foregoing and subject to the terms, conditions, representations and warranties contained herein, the Underwriters hereby severally and not jointly, in the respective percentages hereinafter set forth, offer to purchase from the Trust and, by its acceptance hereof, the Trust agrees to sell to the Underwriters at the Closing Time (as hereinafter defined) all, but not less than all, of the Firm Units for a purchase price of $26.20 per unit.

         The Trust shall pay or cause to be paid to the Underwriters, at the Closing Time, a fee of $1.31 per Firm Unit in consideration of the services to be rendered by the Underwriters in connection with their purchase of the Firm Units.

                              TERMS AND CONDITIONS

         The following are the terms and conditions of the agreement among the Trust, the Manager, PrimeWest Energy and the Underwriters:

1.       DEFINITIONS AND INTERPRETATION

1.1      In this Agreement, unless the context otherwise requires:

         (a) "AGREEMENT", "HERETO", "HEREIN", "HEREBY", "HEREUNDER", "HEREOF" and similar expressions mean and refer to, respectively, the agreement among the Trust, the Manager, PrimeWest Energy and the Underwriters resulting from the acceptance by the

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                  Trust, the Manager and PrimeWest Energy of the offer made by the Underwriters by this letter and not to any particular paragraph or other part of this Agreement;

         (b)      "ASC" means the Alberta Securities Commission;

         (c) "AUDITORS" means PricewaterhouseCoopers LLP as auditors of the Trust;

         (d) "BUSINESS DAY" means any day of the year other than a Saturday or Sunday, on which banks are open for business in Calgary, Alberta;

         (e)      "CLAIM" has the meaning ascribed thereto in section 10.2;

         (f) "CLOSING DATE" means November 13, 2002 or such other date as the parties hereto may agree but in any event not later than November 29, 2002;

         (g) "CLOSING TIME" means 7:00 a.m. (Calgary time) on the Closing Date or such other time on such date as the parties hereto may mutually agree;

         (h) "CO-LEAD UNDERWRITERS" means Scotia Capital Inc. and CIBC World Markets Inc.;

         (i) "CREDIT AGREEMENTS" means (i) the Loan Agreement dated May 10, 2001, as amended on January 1, 2002 and May 31, 2002, among the Trust, PrimeWest Energy, PrimeWest Resources Ltd., PrimeWest Royalty Corp. and PrimeWest Oil and Gas Corp., as borrowers, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia, The Toronto-Dominion Bank, Royal Bank of Canada, Bank of Montreal and those other financial institutions which thereafter become lenders under the agreement, as lenders, and Canadian Imperial Bank of Commerce, as Administrative Agent,
                  (ii) the Operating Loan Agreement dated May 10, 2001, as amended on January 1, 2002 and May 31, 2002, among the Trust, PrimeWest Energy, PrimeWest Resources Ltd., PrimeWest Royalty Corp. and PrimeWest Oil and Gas Corp., as borrowers, and Canadian Imperial Bank of Commerce, as lender, and (iii) the Amended and Restated Secured Credit Facility Agreement between PrimeWest Energy Trust, as lender, and PrimeWest Energy Inc., as borrower;

         (j) "DECLARATION OF TRUST" means the declaration of trust dated August 2, 1996 and restated as of October 26, 2001 between PrimeWest Energy and Computershare Trust Company of Canada, as the trustee;

         (k) "DISTRIBUTION" means "distribution" or "distribution to the public", as the case may be, as those terms are defined under relevant Securities Laws in any of the Provinces, and "distribute" has a corresponding meaning;

         (l)      "EXCHANGE" means The Toronto Stock Exchange;

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                                      - 3-


         (m) "FINAL MRRS DECISION DOCUMENT" means the decision document issued in accordance with the Mutual Reliance Review System evidencing that final receipts for the Prospectus have been issued for each of the Provinces;

         (n) "FINANCIAL INFORMATION" means, collectively, the audited consolidated financial statements of the Trust for the year ended December 31, 2001 and the interim unaudited comparative consolidated financial statements of the Trust for each of the three month period ended March 31, 2002 and the six month period ended June 30, 2002 and the unaudited pro forma consolidated financial statements of the Trust for the year ended December 31, 2001;

         (o) "GLJ REPORT" means the report prepared by Gilbert Laustsen Jung Associates Ltd., independent petroleum engineers, evaluating as at January 1, 2002 the crude oil, natural gas, natural gas liquids and sulphur reserves attributable to PrimeWest Energy's properties as such report is referred to in the Trust's Renewal Annual Information Form for the year ended December 31, 2001;

         (p)      "INDEMNIFIED PARTIES" has the meaning ascribed thereto in
                  section 10.1;

         (q)      "INDEMNITORS" has the meaning ascribed thereto in section
                  10.1;

         (r) "MANAGEMENT AGREEMENT" means the amended and restated management agreement dated January 1, 2002 among the Manager, PrimeWest Energy and the Trustee;

         (s) "MATERIAL CHANGE" means any change in respect of the Trust, the Manager, PrimeWest Energy or their respective ownership or capital or the respective assets of the Trust, PrimeWest Energy or PrimeWest Energy's subsidiaries that would reasonably be expected to have a significant effect on the market price or value of any of the Trust Units or affect the ability of the Manager to manage the Trust and PrimeWest Energy and includes a decision by PrimeWest Energy to implement such a change made by the board of directors of PrimeWest Energy or by the Manager if the Manager believes that confirmation of the decision by the board of directors of PrimeWest Energy is probable;

         (t) "MATERIAL FACT" means, in relation solely to the Preliminary Prospectus, the Prospectus or a Prospectus Amendment, a fact that affects or would reasonably be expected to have an effect on the market price or value of the Firm Units;

         (u) "MISREPRESENTATION" means, with respect to circumstances in which the Securities Laws of a particular province are applicable, a misrepresentation as defined under the Securities Laws of that province and, if not so defined, or in circumstances in which no particular provincial laws are applicable, a misrepresentation as defined under the SECURITIES ACT (Alberta);

         (v) "MUTUAL RELIANCE REVIEW SYSTEM" means the mutual reliance review system provided for under National Policy 43-201 of the Canadian Securities Administrators;

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         (w)      "POP SYSTEM" means the prompt offering qualification system for the distribution of securities of certain issuers established pursuant to the Securities Laws and, in particular (except with respect to the Province of Quebec), pursuant to National Instrument 44-101 of the Canadian Securities Administrators;

         (x) "PRELIMINARY MRRS DECISION DOCUMENT" means the decision document issued in accordance with the Mutual Reliance Review System evidencing that receipts for the Preliminary Prospectus have been issued for each of the Provinces;

         (y) "PRELIMINARY PROSPECTUS" means the preliminary prospectus to be dated October 29, 2002 of the Trust (in both the English and French language versions thereof, unless the context otherwise requires) relating to the offering of the Firm Units and, unless the context otherwise requires, includes all documents incorporated therein by reference;

         (z) "PROSPECTUS" means the (final) prospectus of the Trust (in both the English and French language versions thereof, unless the context otherwise requires) relating to the offering of the Firm Units and, unless the context otherwise requires, includes all documents incorporated therein by reference;

         (aa) "PROSPECTUS AMENDMENT" means the English and French language versions of any amendment to the Prospectus, other than merely by incorporation by reference into the Preliminary Prospectus or the Prospectus of Subsequent Disclosure Documents;

         (bb) "PROSPECTUSES" means the Preliminary Prospectus and the Prospectus;

         (cc)     "PROVINCES" means the provinces of Canada;

         (dd) "ROYALTY" means the royalty payable by PrimeWest Energy to the Trust pursuant to the Royalty Agreement;

         (ee) "ROYALTY AGREEMENT" means amended and restated royalty agreement dated January 1, 2002 between PrimeWest Energy and the Trustee for and on behalf of the Trust;

         (ff) "SECURITIES COMMISSIONS" means the securities commissions or other securities regulatory authorities in the Provinces;

         (gg) "SECURITIES LAWS" means, collectively, all applicable securities laws of each of the Provinces and the respective regulations and rules thereunder together with all applicable published orders and rulings of the Securities Commissions in the Provinces;

         (hh)     "SELLING FIRMS" has the meaning ascribed thereto in section
                  9.1;

         (ii) "SUBSEQUENT DISCLOSURE DOCUMENTS" means any financial statements, information circulars, annual information forms, material change reports or other

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                                      - 5-


                  documents issued by the Trust after the date of this Agreement which are incorporated by reference into the Prospectus;


         (jj) "TO THE BEST OF THE KNOWLEDGE, INFORMATION AND BELIEF OF" means (unless otherwise expressly stated) a statement of the declarant's knowledge of the facts or circumstances to which such phrase relates, after having made due inquiries and investigations in connection with such facts and circumstances;

         (kk) "TRUST UNITS" means fractional undivided interests in the Trust;

         (ll) "TRUSTEE" means Computershare Trust Company of Canada, the trustee of the Trust;

         (mm) "UNANIMOUS SHAREHOLDER AGREEMENT" means the amended and restated unanimous shareholder agreement dated January 1, 2002 among the Manager, PrimeWest Energy and the Trustee;

         (nn) "UNDERWRITERS' INFORMATION" means, in respect of the Prospectus, any statements contained therein relating solely to and furnished by the Underwriters;

         (oo) "UNDERWRITERS' FEE" means the fee to be paid to the Underwriters under this Agreement;

         (pp) "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

         (qq)     "UNITHOLDERS" means holders of Trust Units; and

         (rr) "WRAP" means the information memorandum in respect of the distribution of Firm Units to certain investors in the United States.

1.2 Unless otherwise stated, any reference in this Agreement to any section, paragraph, subparagraph or schedule shall refer to a section, paragraph, subparagraph or schedule of this Agreement.

1.3 Words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders.

2.       FILING OF PROSPECTUS

2.1 The Trust represents and warrants that it is eligible to make use of the POP System for the distribution of the Firm Units.

         The Trust shall:

         (a)      (i)      not later than October 29, 2002, have prepared and
                           filed the Preliminary Prospectus (in the English and French languages, as appropriate) and other

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                           documents required under the Securities Laws with the
                           Securities Commissions and designated the ASC as the principal regulator;

                  (ii) not later than October 30, 2002, obtained a preliminary MRRS Decision Document from the ASC, evidencing that a receipt has been issued for the Preliminary Prospectus in each Province;

         (b) forthwith after any comments with respect to the Preliminary Prospectus have been received from the Securities Commissions, but not later than November 5, 2002 (or such later date as may be agreed to in writing by the Trust, PrimeWest Energy, the Manager and the Underwriters), have:

                  (i) prepared and filed the Prospectus (in the English and French languages) and other documents required under the Securities Laws with the Securities Commissions; and

                  (ii) obtained a final MRRS Decision Document from the ASC, evidencing that a receipt has been issued for the Prospectus in each Province, or otherwise obtained a receipt for the Prospectus from each of the Securities Commissions;

                  and otherwise fulfilled all legal requirements to enable the Firm Units to be offered and sold to the public in each of the Provinces through the Underwriters or any other investment dealer or broker registered in the applicable Province; and

         (c) until the completion of the distribution of the Firm Units, promptly take all additional steps and proceedings that from time to time may be required under the Securities Laws to continue to qualify the Firm Units for distribution or, in the event that the Firm Units have, for any reason, ceased to so qualify, to again qualify the Firm Units for distribution.

2.2 Prior to the filing of the Prospectuses and, during the period of distribution of the Firm Units prior to the filing with any Securities Commissions of any Subsequent Disclosure Documents or Prospectus Amendment, the Trust shall have allowed the Underwriters and their counsel to participate fully in the preparation of, and to approve the form of, such documents (including, without limitation, the Wrap) and to have reviewed any documents incorporated by reference therein.

2.3 During the period from the date hereof until completion of the distribution of the Firm Units, the Trust shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfil their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Prospectuses or in any Prospectus Amendment.

3.       DELIVERY OF PROSPECTUS AND RELATED DOCUMENTS

3.1 The Trust shall deliver or cause to be delivered to the Underwriters and the Underwriters' counsel the documents set out below at the respective times indicated:

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                                     - 7 -


         (a) prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of each of the Preliminary Prospectus and the Prospectus:

                  (i) copies of the Preliminary Prospectus and the Prospectus, each in the English and French languages, signed as required by the Securities Laws; and

                  (ii) copies of any documents incorporated by reference therein which have not previously been delivered to the Underwriters;

         (b) as soon as they are available, copies of the English and French language versions, as applicable, of any Prospectus Amendment required to be filed under any of the Securities Laws, signed as required by the Securities Laws and including copies of any documents or information incorporated by reference therein which have not been previously delivered to the Underwriters;

         (c) at the respective times of delivery to the Underwriters and their counsel pursuant to this section 3.1 of the French language version of the Preliminary Prospectus and the Prospectus;

                  (i) an opinion of counsel in Quebec addressed to the Trust and the Underwriters and dated the date of the Preliminary Prospectus and the Prospectus, respectively, to the effect that the French language version thereof and of any documents incorporated therein by reference (except for any financial statements and financial information which are the subject of the opinion of the Auditors referred to below, as to which no opinion need to be expressed by Quebec counsel) is in all material respects a complete and proper translation of the English language version thereof and that the English and French language versions are not susceptible of any materially different interpretation with respect to any material matter contained therein; and

                  (ii) an opinion of the Auditors and opinions of the auditors of Cypress Energy Inc. ("Cypress") addressed to the Trust and the Underwriters and dated the date of the Preliminary Prospectus and the Prospectus, respectively, to the effect that the French language version of the financial statements and financial information set forth therein or incorporated therein by reference and as to which no opinion has been expressed by Quebec counsel is in all material respects a complete and proper translation of the English language version thereof and that the English and French language versions thereof are not susceptible of any materially different interpretation with respect to any material matter contained therein;

         (d)      at the time of delivery to the Underwriters pursuant to this section 3.1 of the Prospectus, a comfort letter from the Auditors dated the date of the Prospectus and satisfactory in form and substance to the Underwriters, with respect to the financial and accounting information contained in or incorporated by reference


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                                     - 8 -


                  into the Prospectus, which comfort letter shall be based on a review by the Auditors having a cut-off date of not more than two Business Days prior to the date of the comfort letter and shall be in addition to any comfort letters which must be filed with securities regulatory authorities pursuant to applicable Securities Laws; and

         (e)      at the time of delivery to the Underwriters pursuant to this section 3.1 of the Prospectus, if the Prospectus contains any financial statements of Cypress a comfort letter from the auditors of Cypress dated the date of the Prospectus and satisfactory in the form and substance to the Underwriters, with respect to the financial information relating to Cypress contained in the Prospectus, which comfort letter shall be based on a review having a cut-off date of not more than two Business Days prior to the date of the comfort letter and shall be in addition to any comfort letters which must be filed with securities regulatory authorities pursuant to applicable Securities Laws.

3.2 The delivery by the Trust to the Underwriters of the Preliminary Prospectus and the Prospectus shall constitute on the part of the Trust, the Manager and PrimeWest Energy a joint and several representation and warranty to, and covenant and agreement with, the Underwriters that:

         (a) the information and statements contained in the Preliminary Prospectus or the Prospectus, as the case may be (except any Underwriters' Information), constitutes full, true and plain disclosure of all material facts relating to the Firm Units; and

         (b) the Preliminary Prospectus or the Prospectus, as the case may be, does not contain a misrepresentation.

         Such delivery shall also constitute the Trust's consent to the use of the Preliminary Prospectus or the Prospectus, as the case may be, by the Underwriters in connection with the distribution of the Firm Units in the Provinces (and in the United States as contemplated herein).

4.       COMMERCIAL COPIES OF PROSPECTUS

4.1 The Trust shall cause to be delivered to the Underwriters, as soon as practicable and in any event not later than noon (local time) on the Business Day following of the date of the filing of the Preliminary Prospectus or the Prospectus, as the case may be, with the Securities Commissions, at offices in the cities of Vancouver, Calgary, Winnipeg, Toronto and Montreal designated by the Underwriters, the number of commercial copies of the Preliminary Prospectus and the Prospectus (and the Wrap as may be required) previously specified by the Underwriters in writing to the Trust.

4.2 The Trust shall from time to time deliver to the Underwriters as soon as practicable at the offices in the cities of Vancouver, Calgary, Winnipeg, Toronto and Montreal designated by the Underwriters the number of copies of documents incorporated, or containing information

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incorporated, by reference in the Prospectuses, and of any Subsequent Disclosure
Documents or any Prospectus Amendment, which the Underwriters may from time to time request.

5.       MATERIAL CHANGES

5.1 During the period of distribution of the Firm Units, each of the Manager and PrimeWest Energy shall promptly notify the Co-Lead Underwriters in writing, with full particulars, of:

         (a) any change (actual, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Trust or PrimeWest Energy or PrimeWest Energy's subsidiaries, the control of PrimeWest Energy or the ability of the Manager to manage the Trust and PrimeWest Energy;

         (b) any change in any matter covered by a statement contained or incorporated by reference in the Preliminary Prospectus, the Prospectus or any Subsequent Disclosure Document or Prospectus Amendment; or

         (c)      the occurrence of any other fact or event;

         which change or occurrence is, or may be, of such a nature as to render the Preliminary Prospectus, the Prospectus or any Subsequent Disclosure Document or Prospectus Amendment misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation or which would result in any of such documents not complying in any material respect with any of the Securities Laws or which change or occurrence would reasonably be expected to have a significant effect on the market price or value of the Firm Units. PrimeWest Energy and the Manager shall in good faith discuss with the Underwriters any change or occurrence (actual or proposed within the knowledge of PrimeWest Energy) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this section 5.1 and, in any event, prior to making any filing referred to in section 5.3.

5.2 During the period of distribution of the Firm Units, each of the Manager and PrimeWest Energy shall promptly inform the Underwriters of the full particulars of:

         (a) any request of any Securities Commission for any amendment to the Preliminary Prospectus or the Prospectus or for any additional information;

         (b) the issuance by any Securities Commission or similar regulatory authority, the Exchange or any other competent authority of any order to cease or suspend trading of any securities of the Trust or of the institution or threat of institution of any proceedings for that purpose; and

         (c) the receipt by the Trust of any communication from any Securities Commission or similar regulatory authority, the Exchange or any other competent authority relating to the Preliminary Prospectus, the Prospectus or the distribution of the Firm Units.

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5.3      PrimeWest Energy and the Manager shall cause the Trust to promptly, and in any event within any applicable time limitation, comply, to the reasonable satisfaction of the Underwriters and their counsel, with all applicable filing and other requirements under the Securities Laws arising as a result of any change referred to in section 5.1 above and shall prepare and file under all applicable Securities Laws, with all possible dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any Subsequent Disclosure Document or Prospectus Amendment as may be required under applicable Securities Laws; provided that PrimeWest Energy and the Manager shall have allowed the Underwriters and their counsel to participate fully in the preparation of any Subsequent Disclosure Document or Prospectus Amendment, to have reviewed any other documents incorporated by reference therein and conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificate required to be executed by them in any Prospectus Amendment and the Underwriters shall have approved the form of any Prospectus Amendment, such approval not to be unreasonably withheld and to be provided in a timely manner. The Trust shall further promptly deliver to each of the Underwriters and the Underwriters' counsel a copy of each Prospectus Amendment in the English and French languages and each Subsequent Disclosure Document in the English and French languages as filed with the Securities Commissions, and of opinions and letters with respect to each such Prospectus Amendment and Subsequent Disclosure Document substantially similar to those referred to in sections 3.l(c), (d) and (e) above.

5.4 The delivery by the Trust to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute on the part of the Trust, the Manager and PrimeWest Energy, a joint and several representation and warranty to, and covenant and agreement with, the Underwriters with respect to the Prospectus as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters as aforesaid, to the same effect as set forth in sections 3.2(a) and (b) above. Such delivery shall also constitute the Trust's consent to the use of the Prospectus, as amended or supplemented by any such document, by the Underwriters in connection with the distribution of the Firm Units in the Provinces (and in the United States as contemplated herein).

5.5 During the period of distribution of the Firm Units, the Trust insofar as it is reasonably able to do so will allow the Underwriters and their counsel to review any press releases to be issued by the Trust prior to the dissemination of the press releases to the public.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRUST, PRIMEWEST ENERGY AND THE MANAGER

6.1 Each of the Trust, PrimeWest Energy and the Manager represents, warrants and covenants to and with the Underwriters that:

         (a) the Trust has been properly created and organized and is validly existing as a trust under the laws of the Province of Alberta;

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                                     - 11 -


         (b) each of PrimeWest Energy, PrimeWest Energy's subsidiaries and the Manager has been duly incorporated and organized and is validly subsisting under the laws of the Province of Alberta;

         (c) the Trust has the requisite power, authority and capacity to issue Firm Units as provided for herein and to enter into this Agreement and to perform its obligations hereunder;

         (d) PrimeWest Energy has the authority to enter into this Agreement on behalf of the Trust and to execute and deliver, on behalf of the Trust, all other necessary documents in connection with the offering of the Firm Units;

         (e) each of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries and the Manager has conducted and is conducting its business in compliance in all material respects with all applicable laws, regulations and rules, including without limitation all environmental laws, regulations and rules, of each jurisdiction in which its business is carried on and holds and maintains in good standing all necessary licences, leases, permits, authorizations and other approvals necessary to permit it to conduct its business or to own, lease or operate its properties and assets (including without limitation any rights or registrations relating to any intellectual property rights) except where the failure to obtain any licence, lease, permit, authorization or other approval would not have a material adverse effect on the Trust, PrimeWest Energy or the Manager;

         (f) the Trust qualifies as a mutual fund trust under the INCOME TAX ACT (Canada) (the "Tax Act") and the Trust and PrimeWest Energy have conducted and will conduct their affairs so as to enable the Trust to continue to qualify as a mutual fund trust under the Tax Act, including (in the case of the Trust) by limiting its activities to investing the property of the Trust in the Royalty and other property in which a mutual fund trust is permitted by the Tax Act to invest, and the Trust will not carry on any other business;

         (g) PrimeWest Energy will not carry on business or undertake any activity except as permitted under its articles of incorporation, as from time to time in effect;

         (h) the Firm Units will at the Closing Time be duly and validly issued;

         (i) each of the Trust, PrimeWest Energy and the Manager has the necessary trust or corporate power and authority to execute and deliver the Preliminary Prospectus, the Prospectus, any Prospectus Amendment and any Subsequent Disclosure Document and all necessary trust or corporate action has been, or will at the appropriate time be, taken by each of the Trust, PrimeWest Energy and the Manager to authorize the execution and delivery by it of such documents and the filing thereof, as the case may be, in each of the Provinces under Securities Laws;

         (j) each of the Trust, PrimeWest Energy and the Manager has the necessary trust or corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby and by the Prospectus, and this Agreement has been duly authorized, executed and delivered by the Trust, PrimeWest Energy and the Manager and constitutes a legal, valid and binding obligation of the Trust, PrimeWest Energy and the Manager enforceable in accordance with its terms subject to the qualifications set forth in the opinion of counsel delivered pursuant to section 8.1(e);

         (k) the execution and delivery of this Agreement, the performance by the Trust, PrimeWest Energy and the Manager of their obligations hereunder, the sale by the Trust at the Closing Time of the Firm Units and the delivery of the Firm Units at the Closing Time do not and will not result in a breach of, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with (i) any statute, rule or regulation applicable to the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager, (ii) any terms, conditions or provisions of the articles, by-laws, constating documents or resolutions of the directors (or any committee thereof), shareholders or Unitholders, as the case may be, of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager which are in effect at the date hereof, (iii) any terms, conditions or provisions of any indenture, agreement or instrument to which any of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager is a party or by which it is contractually bound as at the date hereof or the Closing Date, or (iv) any judgment, decree or order of any court, governmental agency or body or regulatory authority having jurisdiction over or binding the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager or their properties or assets; and will not result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager pursuant to any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager is a party or by which it is bound or to which any of the property or assets of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager is subject;

         (l) the Trust is authorized to issue an unlimited number of Trust Units of which 32,564,075 are issued and outstanding as at the date hereof;

         (m) except such as shall have been made or obtained at or before the Closing Time under the Securities Laws, no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental agency or body or regulatory authority is required for the execution, delivery and performance by each of the Trust, PrimeWest Energy and the Manager of this Agreement, the sale of the Firm Units as contemplated herein, or the consummation by the Trust, PrimeWest Energy and the Manager of the transactions contemplated herein;

         (n) none of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager is in violation of its constating documents or by-laws; and each of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries and the Manager is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject;

         (o) no person has any agreement, option, right or privilege with or against the Trust, PrimeWest Energy or the Manager for the purchase, subscription or issuance of Trust Units or shares, issued or unissued, in the capital of PrimeWest Energy or the Manager except for (i) quarterly incentive payments payable to the Manager under the Management Agreement which are payable in Trust Units, (ii) 308,720 Trust Units issuable (as of September 30, 2002) pursuant to vested unit appreciation rights granted under the Trust's Trust Unit Incentive Plan,
                  (iii) Trust Units issuable under the Trust's Distribution Reinvestment Plan, (iv) Trust Units issuable pursuant to the exchange of Exchangeable Shares of PrimeWest Energy, (v) not more than 2,000,000 Exchangeable Shares (and the Trust Units issuable upon exchange thereof) issuable pursuant to the management internalization transaction described (or incorporated by reference) in the Prospectuses, and (vi) rights issued pursuant to the amended and restated unitholder rights plan of the Trust;

         (p) the Trust is not in default of any requirement of the SECURITIES ACT (Alberta) and the regulations thereunder, and has a similar status under the Securities Laws of each of the other Provinces;

         (q) the Financial Information is correct to the knowledge of the Trust, PrimeWest Energy and the Manager, and has been prepared in accordance with generally accepted accounting principles;

         (r)      subsequent to December 31, 2001:

                  (i) there has not been any material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Trust or PrimeWest Energy or PrimeWest Energy's subsidiaries; and

                  (ii) the Trust and PrimeWest Energy and PrimeWest Energy's subsidiaries have carried on business in the ordinary course;

         (s) there are no actions, suits or proceedings, whether on behalf of or against the Trust, PrimeWest Energy, any subsidiary of PrimeWest Energy or the Manager pending or, to the knowledge of the Trust, PrimeWest Energy or the Manager, threatened against or affecting the Trust, PrimeWest Energy or the Manager at law or in equity, before or by any court or federal, provincial, municipal or governmental or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign which in any way materially adversely affect the business and affairs of the Trust or PrimeWest Energy or PrimeWest Energy's subsidiaries, on a consolidated basis;

         (t) none of the Trust, PrimeWest Energy and the Manager has any knowledge of any outstanding rights of first refusal or other preemptive rights of purchase which entitle any person to acquire any of the property or assets of PrimeWest Energy or any of its subsidiaries;

         (u) none of the Trust, PrimeWest Energy and the Manager has any knowledge of any material adverse change to the reserves reported on since the effective date of the GLJ Report and none of the Trust, PrimeWest Energy and the Manager has any reason to believe that the GLJ Report does not fairly present the determination of the oil and natural gas reserves of PrimeWest Energy attributable to the properties evaluated in the GLJ Report and the production profile and the costs associated therewith, as of the date thereof;

         (v) except as disclosed in the Financial Information, neither the Trust nor PrimeWest Energy has any material contingent liabilities;

         (w) PrimeWest Energy is in compliance with the terms and conditions of the Declaration of Trust, the Management Agreement, the Credit Agreements, the Royalty Agreement and the Unanimous Shareholder Agreement and, for greater certainty, such agreements may be amended or terminated prior to the Closing Date pursuant to a special resolution (the "Internalization Resolution") of the Unitholders at a special meeting scheduled to be held on November 4, 2002;

         (x) no order, ruling or determination having the effect of ceasing, suspending or restricting trading in any securities of the Trust or the sale of the Firm Units has been issued and no proceedings, investigations or inquiry for such purpose are pending or, to the knowledge of the Trust, PrimeWest Energy and the Manager, contemplated or threatened;

         (y) the Firm Units have attributes substantially as shall be set forth in the Prospectus; and

         (z) there are no subsidiaries of PrimeWest Energy or the Trust which carry on an active business; provided that if the Internalization Resolution is passed at the special meeting of Unitholders scheduled to be held on November 4, 2002, and the Manager is not amalgamated with, or wound-up into PrimeWest Energy before the Closing Date, then the Manager may be a subsidiary of PrimeWest Energy on the Closing Date.

6.2 The Trust agrees that it shall not prior to the Closing Date declare or pay or establish a record date for any distributions to unitholders of the Trust; provided that the Trust may: (a) pay on or about November 15, 2002 to unitholders of record on October 31, 2002 the previously declared regular monthly distribution of $0.40 per Trust Unit; and (b) declare and establish a record date for any subsequent distribution if that record date occurs after the Closing Time.

         The Trust acknowledges that it is a material term of this agreement and the determination of the purchase price of the Firm Units that the distribution which is payable on or about

December 13, 2002 to unitholders of record on November 30, 2002 be paid on the Firm Units sold prior to the Closing Date.

6.3 The Trust and PrimeWest Energy covenant and agree with and in favour of the Underwriters that the purchase price for the Firm Units (net of related costs) received by the Trust from the Underwriters will be used for the purposes described in the Prospectus.

6.4.      The Trust represents, warrants and agrees that:

         (a) none of the Trust, its subsidiaries or any persons acting on its or their behalf has engaged or will engage in any directed selling effort (within the meaning of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act")) with respect to the Firm Units;

         (b) it and they have complied and will comply with the requirements for an "offshore transaction", as such term is defined in Regulation S;

         (c) none of the Trust, its subsidiaries or any person acting on its or their behalf has offered or will offer to sell any of the Firm Units by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

         (d) it is a "foreign issuer" within the meaning of Regulation S and reasonably believes that there is no "substantial U.S. market interest" in the Trust Units of the Trust (as such term is defined under Regulation S); and

         (e) it will notify Computershare Trust Company of Canada as soon as practicable upon it becoming a "domestic issuer", as defined in Regulation S.

7.       CLOSING

7.1 The closing of the purchase and sale of the Firm Units shall take place at the Closing Time at the offices of Stikeman Elliott in Calgary, Alberta. At the Closing Time the Trust shall deliver to the Underwriters a certificate representing the Firm Units registered in the name of "Scotia Capital Inc." or in such other name or names as Scotia Capital Inc. may notify the Trust not less than one Business Day before the Closing Date, against payment by the Underwriters to the Trust of the purchase price therefor less the amount of the Underwriters' Fee by certified cheque or bank draft in immediately available Canadian funds. Such certificate shall be immediately exchanged for certificates representing the same aggregate number of Firm Units which will be released that day at such of the principal offices of Computershare Trust Company of Canada in the cities of Calgary and Toronto and registered in such names as shall be designated in writing to Computershare Trust Company of Canada by the Underwriters or their agents in sufficient time prior to the Closing Date to permit such release. All such exchanges of certificates are to be made without cost to the Underwriters or the members of any selling group (other than applicable transfer taxes, if any).

8.       CONDITIONS PRECEDENT

8.1 The following are conditions precedent to the obligations of the Underwriters to close the transaction contemplated by this Agreement, which conditions each of the Trust, PrimeWest Energy and the Manager covenants to exercise its best efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the
Underwriters:

         (a) at the Closing Time, PrimeWest Energy (on its own behalf and on behalf of the Trust) and, if the Internalization Resolution is not passed at the special meeting of Unitholders scheduled to be held on November 4, 2002, the Manager, shall have delivered to the Underwriters a certificate, dated the Closing Date, signed by their respective Chief Executive Officers and Chief Financial Officers, or by such other officers as the Underwriters may approve, certifying that:

                  (i) the Trust, PrimeWest Energy and the Manager have complied in all material respects with all terms and conditions of this Agreement to be complied with by them at or prior to the Closing Time;

                  (ii) except for changes contemplated by this Agreement, the representations and warranties of the Trust, PrimeWest Energy and the Manager contained herein are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

                  (iii) no order, ruling or determination having the effect of ceasing, suspending or restricting trading in the Trust Units in any of the Provinces has been issued and no proceedings for such purpose are pending or, to the knowledge of the persons signing such certificate, contemplated or threatened; and

                  (iv) there has been no adverse material change, financial or otherwise, to such date in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager from that disclosed in the Prospectus or any Prospectus Amendment;

         (b) at the Closing Time, the Trust shall have furnished to the Underwriters evidence that the Firm Units have been conditionally approved for listing on the Exchange and will be posted for trading at the opening of trading on the Closing Date;

         (c) at the Closing Time, the Underwriters shall have received a letter of the Auditors updating the letter referred to in section 3.1(d) above to the Closing Time, such letter to be in form and substance satisfactory to the Underwriters and their counsel, provided that such letter shall be based on a review by the Auditors having a cut-off date not more than two Business Days prior to the Closing Date;

         (d) at the Closing Time, if a letter referred to in section 3.1(e) above has previously been provided, the Underwriters shall have received a letter of the auditors of

                  Cypress updating the letter referred to in section 3.1(e) above to the Closing Time, such letter to be in form and substance satisfactory to the Underwriters and their counsel, provided that such letter shall be based on a review having a cut-off date not more than two Business Days prior to the Closing Date;

         (e) at the Closing Time, the Underwriters shall have received an appropriate legal opinion, dated the Closing Date, from Quebec counsel as to compliance with the laws of Quebec relating to the use of the French language, which opinion shall be in form and substance satisfactory to the Underwriters' counsel; and

         (f) at the Closing Time, the Underwriters shall have received favourable legal opinions dated the Closing Date, on behalf of the Trust from Stikeman Elliott and Paul, Weiss, Rifkind, Wharton & Garrison (in respect of U.S. law matters) and on behalf of the Underwriters from Macleod Dixon LLP, with respect to all such matters as the Underwriters may reasonably request, including, without limitation, the issue of the Firm Units and their offering and sale as contemplated by the Prospectus.

8.2 It is understood that counsel for the Underwriters may rely on the opinions of counsel for the Trust as to matters which relate specifically to the Trust and that counsel for the Trust and the Underwriters may rely upon the opinions of local counsel as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Trust, PrimeWest Energy, the Manager, the Auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors' rights laws and public policy considerations.

9.       DISTRIBUTION OF FIRM UNITS

9.1 The Underwriters shall offer the Firm Units for sale to the public, directly and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, are referred to herein as the "Selling Firms") to the public in the Provinces, upon the terms and conditions set forth in the Prospectus and this Agreement only in compliance with applicable Securities Laws. The Underwriters will not solicit offers to purchase or sell the Firm Units so as to require registration of the Firm Units or filing of a prospectus, registration statement or other notice or document with respect to the distribution of the Firm Units under the laws of any jurisdiction other than the Provinces, and will require each Selling Firm to agree with the Underwriters not to so solicit or sell. For purposes of this section 9, the Underwriters shall be entitled to assume that the Firm Units are qualified for distribution in any Province where a receipt or similar document for the Prospectus has been obtained from the applicable Securities Commission (including pursuant to the decision documents issued by the ASC under the Mutual Reliance Review System) following the filing of the Prospectus unless the Underwriters receive notice to the contrary from the Trust or the applicable Securities Commission. The Underwriters shall use all reasonable efforts to complete and to cause any Selling Firms to complete the distribution of the Firm Units as soon as possible after the Closing Time.

9.2 The Underwriters make the representations, warranties and covenants applicable to them in Schedule "A" hereto and agree, on behalf of themselves and their United States affiliates, for the benefit of the Trust, to comply with the U.S. selling restrictions imposed by the laws of the United States and set forth in Schedule "A" hereto, which forms part of this Agreement. They also agree to obtain such an agreement from each Selling Firm.

9.3 Notwithstanding the foregoing provisions of this section 9, no Underwriter shall be liable to the Trust, the Manager or PrimeWest Energy under this section 9 as a result of the violation by another Underwriter or Selling Firm under this section 9 if the former Underwriter is not also in default.

10.      INDEMNIFICATION BY THE TRUST, THE MANAGER AND PRIMEWEST ENERGY

10.1 Each of the Trust, the Manager and PrimeWest Energy (collectively the "Indemnitors") hereby covenants and agrees to indemnify and save harmless each of the Underwriters and each of their respective directors, officers, employees, shareholders and agents (collectively, the "Indemnified Parties") from and against all liabilities, claims, losses (other than loss of profits in connection with the resale of the Firm Units), costs (including without limitation reasonable legal fees and disbursements on a full indemnity basis), fines, penalties, damages and expenses (including for greater certainty all such liabilities, claims, losses, costs, fines, penalties, damages or expenses suffered by or made against any Underwriter or its directors, officers, employees, agents or controlling persons by any person who may attract or be subject to liability as an underwriter) to which any Indemnified Party may be subject or may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by or arising directly or indirectly by reason, or in consequence, of:

         (a) any breach of or default under any representation, warranty or covenant or agreement of the Trust, the Manager or PrimeWest Energy in this Agreement or any other document to be delivered pursuant hereto;

         (b) any information or statement that does not constitute Underwriters' Information contained in the Preliminary Prospectus, the Prospectus, any Prospectus Amendment or in any other material or document filed under any Securities Laws or delivered by or on behalf of the Indemnitors or any of them thereunder or pursuant to this Agreement which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation or to be or be alleged to be untrue;

         (c) any omission or alleged omission to state in the Preliminary Prospectus, the Prospectus, any Prospectus Amendment or in any other material or document filed under any Securities Laws or delivered by or on behalf of the Indemnitors or any of them thereunder or pursuant to this Agreement, any fact or information other than Underwriters' Information, whether material or not, required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

         (d) any order made or any inquiry, investigation or proceeding commenced or threatened by any court, governmental agency or body or regulatory authority, arbitrator, administrative tribunal or stock exchange based upon any actual or alleged untrue statement, omission or misrepresentation (not relating solely to Underwriters' Information) in the Preliminary Prospectus, the Prospectus, any Prospectus Amendment or in any other material or document filed or delivered by the Indemnitors or any of them under any Securities Laws or pursuant to this Agreement (except any material or document delivered or filed solely by the Underwriters) or based upon any failure by any of the Indemnitors to comply with Securities Laws (other than any failure or alleged failure to comply solely by the Underwriters) which prevents or restricts the trading in or the sale or distribution of the Firm Units or any of them in any of the Provinces; or

         (e) the non-compliance or alleged non-compliance by any of the Indemnitors with any requirements of the Securities Laws, or the by-laws, rules and regulations of the Exchange, including the Trust's non-compliance with any requirement to make any document available for inspection;

         however, no party who has engaged in any fraud, willful misconduct, fraudulent misrepresentation or negligence shall be entitled, to the extent that the liabilities, claims, losses, costs, damages or expenses were caused by such activity, to claim indemnification from any person who has not engaged in such fraud, willful misconduct, fraudulent misrepresentation or negligence.

10.2 If any matter or thing contemplated by this section 10 (any such matter or thing being hereinafter referred to as a "Claim") is asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this section 10 shall come to the knowledge of any Indemnified Party, the Indemnified Party concerned shall notify PrimeWest Energy as soon as possible of the nature of such Claim (provided that any failure to so notify shall not affect the Indemnitors' liability under this section 10 except to the extent that such failure prejudices the Indemnitor's ability to defend such Claim) and the Indemnitors shall, subject as hereinafter provided, be entitled (but not required) at their expense to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no admission of liability or settlement of any such Claim may be made by the Indemnitors or the Indemnified Party without, in each case, the prior written consent of all the affected parties hereto, such consent not to be unreasonably withheld.

10.3 In respect of any such Claim, an Indemnified Party shall have the right to retain separate or additional counsel to act on his or her or its behalf and participate in the defence thereof, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) neither the Trust, the Manager nor PrimeWest Energy assumes the defence of such suit on behalf of the Indemnified Party within 10 Business Days of PrimeWest Energy receiving notice of such Claim; (ii) the Indemnitors and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or (iii) the named parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party, on the one hand, and any of the Indemnitors, on the other hand, and the Indemnified Party shall have been advised by its counsel that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case the Trust shall not have the right to assume that defence of such Claim but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party).

10.4 If any legal proceedings shall be instituted against any of the Indemnitors or if any regulatory authority or stock exchange shall carry out an investigation of any of the Indemnitors and, in either case, any Indemnified Party is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Underwriters hereunder, the Indemnified Parties may employ their own legal counsel and the Indemnitors shall pay and reimburse the Indemnified Parties for the reasonable fees, charges and disbursements (on a full indemnity basis) of such legal counsel, the other expenses reasonably incurred by the Indemnified Parties in connection with such proceedings or investigation and a fee at the normal per diem rate for any director, officer or employee of the Underwriters involved in the preparation for or attendance at such proceedings or investigation.

10.5 With respect to any of their respective related Indemnified Parties who are not parties to this Agreement, the Underwriters shall obtain and hold the rights and benefits of this section 10 and section 11 in trust for and on behalf of such Indemnified Parties and the Underwriters agree to accept such trust and to hold the benefit of and enforce performance of such covenants on behalf of such persons.

10.6 The rights of indemnity contained in this section 10 in respect of a Claim based on a misrepresentation or alleged misrepresentation in a Prospectus shall not apply if the Trust has complied with section 3 and the person asserting such Claim was not provided with a copy of the Prospectus Amendment which corrects such misrepresentation or alleged misrepresentation, if such claim would have no basis had such delivery been made.

10.7 The rights and remedies of the Underwriters set forth in sections 10, 11 and 15 are to the fullest extent possible in law cumulative and not alternative and the election by any Underwriter to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any of the other of such rights and remedies.

11.      CONTRIBUTION

11.1 In order to provide for just and equitable contribution in circumstances in which the indemnities provided in section 10 would otherwise be available in accordance with its terms but are, for any reason, held to be unavailable to or unenforceable by the Underwriters or enforceable otherwise than in accordance with its terms, the Indemnitors shall contribute to the aggregate of all liabilities, claims, losses (other than loss of profits in connection with the resale of the Firm Units), costs (including without limitation reasonable legal fees and disbursements on a full indemnity basis), fines, penalties, damages or expenses of the nature contemplated in section 10 and suffered or incurred by the Indemnified Parties in such proportions so that the Underwriters are responsible for the proportion represented by the percentage that the Underwriters' Fee payable by the Trust to the Underwriters bears to the aggregate offering price of the Firm Units on the face page of the Prospectus and the Indemnitors are responsible for the balance, whether or not they have been sued together or sued separately. The Underwriters shall not in any event be liable to contribute, in the aggregate, to the Indemnitors any amounts in excess of such aggregate fee or any portion thereof actually received. However, no party who has engaged in any fraud, fraudulent misrepresentation or negligence shall be entitled, to the extent that the liabilities, claims, losses, costs, damages or expenses were caused by such activity, to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation or negligence.

11.2 The rights to contribution provided in this section 11 shall be in addition to and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise at law; and shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of any Underwriter; (ii) acceptance of any Firm Units and payment thereof; or (iii) any termination of this Agreement.

11.3 In the event that any Indemnitor may be held to be entitled to contribution from the Underwriters pursuant to section 11.1 or under the provisions of any statute or at law, the Indemnitors shall be limited to receiving contribution in an aggregate amount not exceeding the lesser of:

         (a) the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined in section 11.1; and

         (b) the amount of the aggregate fee actually received by the Underwriters hereunder minus any amount paid or payable by the Underwriters by way of contribution to any other person hereunder or under any other agreement relating to the offering of Firm Units.

11.4 If an Indemnified Party has reason to believe that a claim for contribution may arise, it shall give PrimeWest Energy notice thereof in writing as soon as reasonably possible, but failure to notify PrimeWest Energy shall not relieve the Indemnitors of any obligation they may have to the Underwriters under this section 11 except to the extent that such failure prejudices the ability of the Indemnitors to defend such claim.

11.5 Each Indemnitor hereby irrevocably waives its right, whether by statute, common law or otherwise, to recover contribution from any Indemnified Party with respect to any liability of the Trust, the Manager or PrimeWest Energy by reason of or arising from any misrepresentation contained in the Prospectus or any Prospectus Amendment, provided however that such waiver shall not apply in respect of liability caused or incurred by reason of or arising from any misrepresentation which is based upon or results from Underwriters' Information contained in such document.

12.      EXPENSES

12.1 The Trust will be responsible for all of the costs in connection with the proposed public offering, including the fees and expenses of counsel to PrimeWest Energy, the Manager and the Trust (including fees and expenses incurred by such counsel in connection with discussions with and opinions to the Underwriters and their counsel as part of the Underwriters' due diligence investigations), auditors, transfer agents and outside consultants, filing fees, the costs and expenses of qualifying the Prospectus in each of the provinces of Canada, translation, and the cost of preparing record books for all of the parties to this Agreement and their respective counsel.

12.2 If the public offering of the Firm Units is not completed in accordance with the terms hereof, other than by reason of a default of the Underwriters (it being recognized that a default by any of the Underwriters shall not affect the entitlement of the other non-defaulting Underwriters to reimbursement), the Trust shall be responsible for the reasonable fees and expenses of counsel to the Underwriters and the reasonable out-of-pocket expenses incurred by the Underwriters, including their reasonable expenses related to due diligence investigations, information meetings and travel (collectively, the "Underwriters' Expenses").

12.3 If the public offering of the Firm Units is completed, the Underwriters shall be responsible for the Underwriters' Expenses.

12.4 If the Underwriters are entitled to reimbursement for Underwriters' Expenses hereunder, the Trust shall reimburse the Underwriters upon presentation of reasonable evidence of the Underwriters' Expenses; the Underwriters shall present reasonable evidence of the Underwriters' Expenses to the Trust as soon as is practicable following the termination of the public offering and the Trust shall reimburse Scotia Capital Inc., on behalf of the Underwriters, therefor, in accordance with section 12.2 above, within 30 days of receipt of reasonable evidence of the Underwriters' Expenses.

13.      COVENANTS OF THE UNDERWRITERS

13.1 Scotia Capital Inc., on behalf of the Underwriters, shall: (a) give prompt notice to the Trust when, in the opinion of the Underwriters, distribution of the Firm Units has ceased; (b) within 30 days of the completion of the distribution of the Firm Units, provide to the Trust a breakdown of the number of Firm Units sold in each jurisdiction where such information is required for the purpose of calculating filing fees payable; and (c) forthwith after distribution of the Firm Units has been completed, notify promptly each Securities Commission, where required, of the number of Firm Units sold in the relevant Province.

14.      NATURE AND SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
         INDEMNITY

14.1 All representations, warranties, covenants, obligations and agreements of each of the Trust, the Manager and PrimeWest Energy herein contained or contained in documents submitted or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Firm Units and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Firm Units or any of them and regardless of any examination or investigation which the Underwriters may carry out or which may be carried out on their behalf.

15.      TERMINATION RIGHTS

15.1 The obligation of the Underwriters to purchase the Firm Units shall be subject to the accuracy, in all material respects, as of the Closing Time of the representations and warranties of each of the Trust, the Manager and PrimeWest Energy contained herein or in any certificate or document delivered pursuant to or contemplated by this Agreement and the due fulfilment and compliance by each of the Trust, the Manager and PrimeWest Energy of and with its covenants herein contained.

15.2 All representations, warranties, terms and conditions of this Agreement, other than those which expressly provide for an obligation of the Underwriters shall be construed as conditions inserted for the benefit of the Underwriters. Any material breach of, default under or non-compliance with any such representation, warranty, term or condition by the Trust, the Manager or PrimeWest Energy, as applicable, shall entitle any of the Underwriters, without limitation of any other remedies of the Underwriters, to terminate such Underwriter's obligation to purchase the Firm Units by giving written notice to that effect to the Trust and the Manager at or prior to the Closing Time. The Underwriters may waive, in whole or in part, or extend the time for compliance with, any such representation, warranty, term or condition without prejudice to the rights of the Underwriters in respect of any other such representation, warranty, term or condition or any other or subsequent breach, default or non-compliance with that or any other representation, warranty, term or condition, provided that to be binding on the Underwriters any such waiver or extension must be in writing. No act of the Underwriters in offering the Firm Units or in preparing or joining in the execution of the Prospectus or any Prospectus Amendment shall constitute a waiver of or estoppel against the Underwriters.

15.3 In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, at the Underwriter's option, to terminate and cancel, without any liability on the Underwriter's part, the Underwriter's obligations under this Agreement:

         (a) if, during the period from the date of this Agreement to the Closing Time, any inquiry, investigation or other proceeding (whether formal or informal) is commenced, threatened or announced or any order or ruling is issued (and has not been rescinded, revoked or withdrawn) under or pursuant to any statute of Canada or any of the Provinces or by any official of any stock exchange or by any other regulatory authority having jurisdiction over a material portion of the business and affairs of the Trust (on a consolidated basis), or otherwise, which in the reasonable opinion of the Underwriter may prevent or operate to prevent or restrict the distribution of, or trading in, the Firm Units or the trading in any other securities of the Trust;

         (b) if, during the period from the date of this Agreement to the Closing Time, there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which, in the Underwriter's reasonable opinion, seriously adversely affects, or will seriously adversely affect, the financial markets or the business, operations or affairs of the Trust or PrimeWest Energy or PrimeWest Energy's subsidiaries (on a consolidated basis) or the ability of the Manager to manage the affairs of the Trust and PrimeWest Energy;

         (c) if, during the period from the date of this Agreement to the Closing Time, there shall occur any event or change, or any development including a prospective event or change, financial or otherwise, in the business, financial condition, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Trust or the Manager or PrimeWest Energy or PrimeWest Energy's subsidiaries which, in the Underwriter's opinion, could reasonably be expected to have a significant adverse effect on the market price or value of the Firm Units; or

         (d) if, during the period from the date of this Agreement to the Closing Time, there is announced any change or proposed change in the income tax laws of Canada or the interpretation or administration thereof and such change would, in their or its opinion, acting reasonably, be expected to have a significant adverse effect on the market price or value of the Firm Units; or

         (e) if, during the period from the date of this Agreement to the Closing Time, the Underwriter shall become aware of any material adverse information or fact with respect to the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager which had not been publicly disclosed prior to the date of this Agreement, which in the Underwriter's opinion, acting reasonably, may seriously adversely affect the value or market price of the Firm Units or the investment quality or marketability of the Firm Units.

Any such termination shall be effected by giving written notice to the Trust at any time prior to the Closing Time. In the event of a termination by any of the Underwriters pursuant to this section 15.3, there shall be no further liability on the part of the Underwriters or of the Trust to the Underwriters except in respect of any liability of the Trust to the Underwriters which may have arisen or may thereafter arise under section 10.

15.4 If an Underwriter elects to terminate its obligation to purchase the Firm Units as aforesaid, whether the reason for such termination is within or beyond the control of the Trust, the Manager or PrimeWest Energy, the liability of the Trust, the Manager and PrimeWest Energy hereunder shall be limited to the indemnity referred to in section 10, the contribution rights referred to in section 11 and the payment of expenses referred to in section 12.

15.5 The rights of termination contained in this section 15 may be exercised by any Underwriter acting alone and are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any of the matters contemplated by this Agreement or otherwise. Any such termination shall not discharge or otherwise affect any obligation or liability of the Trust, the Manager or PrimeWest Energy provided herein or prejudice any other rights or remedies any party may have as a result of any breach, default or non-compliance by any other party. A notice of termination given by an Underwriter under this section 15 shall not be binding upon any other Underwriter. In the event that one or more but not all of the Underwriters shall exercise its rights of termination herein, then the provisions of section 16.2 shall apply.

15.6 The execution of any Prospectus Amendment in respect of any material change and the continued offering of the Firm Units, as the case may be, thereafter by the Underwriters shall not constitute a waiver of the Underwriters' rights under this section 15.

16.      OBLIGATIONS OF THE UNDERWRITERS

16.1 The obligations of the Underwriters to purchase at the Closing Time shall be several and not joint in that each Underwriter shall be obligated to purchase only the percentage of the Firm Units respectively set out opposite its name below:

              Scotia Capital Inc.                           26.0%
              CIBC World Markets Inc.                       26.0%
              BMO Nesbitt Burns Inc.                        12.0%
              RBC Dominion Securities Inc.                  12.0%
              TD Securities Inc.                            12.0%
              National Bank Financial Inc.                   7.0%
              Canaccord Capital Corporation                  2.0%
              Dundee Securities Corporation                  2.0%
              Yorkton Securities Inc.                        1.0%
                                                           ------
                                                           100.0%
                                                           ======

16.2 If one or more of the Underwriters fails to purchase at the Closing Time its applicable percentage of the total number of Firm Units, the remaining Underwriters shall have the right, exercisable at their option, to purchase on a PRO RATA basis (or on such other basis as may be agreed to by the remaining Underwriters) all, but not less than all, of the Firm Units which would otherwise have been purchased by the defaulting Underwriter or Underwriters. In the event that such right is not exercised, the Underwriter or Underwriters which are able and willing to purchase shall be relieved of all obligations to the Trust on submission to the Trust of reasonable evidence of its or their ability and willingness to fulfill its or their obligations hereunder at the Closing Time.

16.3 Nothing in this section 16 shall obligate the Trust to sell to one or any of the Underwriters less than all of the Firm Units or shall relieve any Underwriter in default from liability to the Trust, the Manager or PrimeWest Energy or to any non-defaulting Underwriter in respect of its default hereunder. In the event of a termination by the Trust, the Manager or PrimeWest Energy of their obligations under this Agreement, there shall be no further liability on the part of the Trust, the Manager or PrimeWest Energy to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under sections 10, 11 and 12.

17.      NOTICES

17.1 Any notice or other communication required or permitted to be given hereunder shall be delivered in the case of the Trust, the Manager or PrimeWest Energy to PrimeWest Energy at 4700, 150 - 6th Avenue S.W., Calgary, Alberta, T2P 3Y7 Attention: Dennis Feuchuk (telecopier no. (403) 234-6670) and in the case of notice to the Underwriters, to Scotia Capital Inc. at 2000, 700 - 2nd Street S.W., Calgary, Alberta, T2P 2W1, Attention: Eric McFadden (telecopier no. (403) 298-4099) and to CIBC World Markets Inc. at 900, 855 - 2nd Street S.W., Calgary, Alberta, T2P 4J7 Attention: Brenda A. Mason (telecopier no. (403) 260-0524). The Trust, the Manager, PrimeWest Energy and the Underwriters and each of them may change their respective addresses for notices by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered to a responsible officer of the addressee, shall be given by courier service or by facsimile transmission, and shall be deemed to have been received, if given by facsimile transmission, on the day of sending (if such day is a Business Day and, if not, on the next Business Day following the sending thereof) and, if given by courier service, on the next Business Day following the sending thereof.

18.      AUTHORITY TO ACT ON BEHALF OF UNDERWRITERS

18.1 The Trust, the Manager and PrimeWest Energy shall be entitled to and shall act on any notice or other communication given by or on behalf of the Underwriters by Scotia Capital Inc. and CIBC World Markets Inc. which shall represent the Underwriters and which has the authority to bind the Underwriters except in respect of any actions taken under sections 10, 15 and 16, which may be given only by the Underwriter affected thereby. Each Underwriter shall consult fully with any other with respect to any such notice or other communication. Acceptance of this offer by the Trust, the Manager and PrimeWest Energy shall constitute their respective authority for accepting notification of any such matters from Scotia Capital Inc. and CIBC World Markets Inc.

19.      FURTHER OFFERINGS

19.1 The Trust shall not, without the prior written consent of Scotia Capital Inc. and CIBC World Markets Inc., on behalf of the Underwriters, and after consultation by Scotia Capital Inc. and CIBC World Markets Inc. with the Underwriters, such consent not to be unreasonably withheld, create, authorize, issue or sell or announce its intention to so create, authorize, issue or sell any Trust Units, rights to purchase such Trust Units or any securities convertible into or exercisable or exchangeable for such Trust Units, or agree to any of the foregoing, prior to 90 days after the Closing Date, except for (i) quarterly incentive payments payable to the Manager under the Management Agreement which are payable in Trust Units, (ii) unit appreciation rights granted under the Trust's Trust Unit Incentive Plan and Trust Units issued pursuant to the exercise of such rights, (iii) Trust Units issued under the Trust's Distribution Reinvestment Plan, (iv) Trust Units issued pursuant to or in connection with the exchange of Exchangeable Shares of PrimeWest Energy, (v) not more than 2,000,000 Exchangeable Shares (and the Trust Units issuable upon exchange thereof) issuable pursuant to the management internalization transaction described (or incorporated by reference) in the Prospectuses, and
(vi) rights issued pursuant to the amended and restated unitholder rights plan of the Trust.

20.      SEVERABILITY

20.1 If any provision hereof is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

21.      GOVERNING LAWS

21.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of Alberta with respect to all matters arising out of this Agreement and the transactions contemplated herein.

22.      TIME OF THE ESSENCE

22.1     Time shall be of the essence hereof.

23.      CURRENCY

23.1 Unless otherwise indicated, all references herein to currency shall be to the lawful money of Canada.

24.      PARTIES TO ACT REASONABLY

24.1 In exercising rights or making decisions under the agreement, all parties shall act in a commercially reasonable manner consistent with practice in the Canadian securities industry.

25.      ENTIRE AGREEMENT

25.1 It is understood and agreed that the terms and conditions of this Agreement supersede any previous verbal or written agreements with respect to the subject matter hereof.

26.      COUNTERPARTS

26.1 This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts, taken together, shall constitute one and the same instrument.

27.      CONTRACTS OF THE TRUST

27.1 The parties hereto acknowledge that the obligations of the Trust hereunder shall not be personally binding upon the Trustee or any of the Unitholders and that any recourse against the Trust, the Trustee or any Unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Fund, as defined in the Declaration of Trust.

         If this letter accurately reflects the terms of the Agreement which we are to enter into and if such terms are agreed to by each of the Trust, the Manager and PrimeWest Energy, please signify acceptance by executing a copy of this letter where indicated below and returning it to Scotia Capital Inc.

Yours very truly,

SCOTIA CAPITAL INC.                                                   CIBC WORLD MARKETS INC.

By: /s/ Eric McFadden                                                 By: /s/ Brenda A. Mason



BMO NESBITT BURNS INC.               RBC DOMINION SECURITIES INC.     TD SECURITIES INC.

By: /s/ Shane C. Fildes              By: /s/ Robi Contrada            By: /s/ Robert J. Mason



CANACCORD CAPITAL CORPORATION                                         DUNDEE SECURITIES CORPORATION

By: /s/ Stephen J. Mullie                                             By: /s/ David G. Anderson



                                     YORKTON SECURITIES INC.

                                     By: /s/ Alexander Wylie


         The foregoing agreement is hereby accepted and agreed to as of the date first above written.

PRIMEWEST MANAGEMENT INC.                  PRIMEWEST ENERGY TRUST
                                           BY ITS ATTORNEY PRIMEWEST ENERGY INC.

By: /s/ Dennis G. Feuchuk                  By: /s/ Dennis G. Feuchuk



PRIMEWEST ENERGY INC.

By: /s/ Dennis G. Feuchuk

                                  SCHEDULE "A"

                            TERMS AND CONDITIONS FOR
                         UNITED STATES OFFERS AND SALES


         THIS IS SCHEDULE "A" TO THE UNDERWRITING AGREEMENT AMONG PRIMEWEST ENERGY TRUST, PRIMEWEST ENERGY INC, PRIMEWEST MANAGEMENT INC., SCOTIA CAPITAL INC., CIBC WORLD MARKETS INC., BMO NESBITT BURNS INC., RBC DOMINION SECURITIES INC., TD SECURITIES INC., NATIONAL BANK FINANCIAL INC., CANACCORD CAPITAL CORPORATION, DUNDEE SECURITIES CORPORATION AND YORKTON SECURITIES INC. MADE AS OF OCTOBER 28, 2002.


                            U.S. SELLING RESTRICTIONS

         Capitalized terms used but not defined in this Schedule "A" shall have the meaning ascribed thereto in the underwriting agreement (the "Underwriting Agreement") to which this Schedule "A" is attached.

1. For the purpose of this Schedule "A", the following terms shall have the meanings indicated:

         (a) "DIRECTED SELLING EFFORTS" means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule "A", it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities, and includes the placement of any advertisement in a publication with a "general circulation in the United States" that refers to the offering of the Securities;

         (b) "FOREIGN ISSUER" means a foreign issuer as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule "A", it means any issuer that is (a) the government of any country, or of any political subdivision of a country, other than the United States; or (b) a corporation or other organization incorporated under the laws of any country other than the United States, except an issuer meeting the following conditions: (1) more than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

         (c) "GENERAL SOLICITATION" and "GENERAL ADVERTISING" means "general solicitation" and "general advertising", respectively, as used in Rule 502(c) of Regulation D, including, without limitation, advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

         (d) "INSTITUTIONAL ACCREDITED INVESTOR" means those institutional "accredited investors" specified in Rule 501(a)(1), (2), (3) or (7) of Regulation D;

         (e) "REGULATION D" means Regulation D adopted by the SEC under the U.S. Securities Act;

         (f) "REGULATION S" means Regulation S adopted by the SEC under the U.S. Securities Act;

         (g)      "SEC" means the United States Securities and Exchange
                  Commission;

         (h)      "SECURITIES" means the Firm Units;

         (i) "SELLING DEALER GROUP" means dealers or brokers other than the Underwriters and their U.S. affiliates who participate in the offer and sale of Securities pursuant to the Underwriting Agreement;

         (j) "SUBSTANTIAL U.S. MARKET INTEREST" means "substantial U.S. market interest" as that term is defined in Regulation S;

         (k) "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

         (l) "U.S. EXCHANGE ACT" means the United States SECURITIES EXCHANGE ACT OF 1934, as amended;

         (m) "U.S. PERSON" means a "U.S. person" as that term is defined in Regulation S; and

         (n) "U.S. SECURITIES ACT" means the United States SECURITIES ACT OF 1933, as amended.

2. Each Underwriter acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons, except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the U.S. Securities Act. Each Underwriter agrees that it, its U.S. affiliates and each member of the Selling Dealer Group will offer and sell the Securities only in accordance with Rule 903 of Regulation S or in accordance with the restrictions set forth in paragraphs 3 and 4 of this Schedule "A". Accordingly, no Underwriter, its U.S. affiliates or any Selling Dealer Group member have engaged or will engage in any Directed Selling Efforts, and each Underwriter, its U.S. affiliates and each Selling Group member have complied and will comply with the offering restriction requirements of Regulation S.

         Each Underwriter acknowledges that it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities, except (i) with its affiliates, (ii) with members of the Selling Dealer Group in accordance with this paragraph 2 or (iii) otherwise with the prior written consent of the Trust.

3. Each Underwriter represents, warrants and covenants to the Trust that, in connection with all sales of the Securities in the United States or to, or for the account of, a U.S. Person:

         (a) its U.S. affiliates are duly registered brokers or dealers with the SEC and are members of, and in good standing with, the National Association of Securities Dealers, Inc. on the date such representation is given;

         (b) all offers and sales of the Securities in the United States will be effected by Scotia Capital (USA) Inc. and CIBC World Markets Corp. (the "U.S. Placement Agents") in accordance with all applicable U.S. broker-dealer requirements;

         (c) all offers and sales of the Securities in the United States were made to Institutional Accredited Investors;

         (d) it has not used and will not use any written material other than the Prospectuses together with the Wrap (all such documents, the "Offering Documents"), and each offeree of the Securities in the United States has been sent a copy of the Offering Documents;

         (e) immediately prior to transmitting the Offering Documents, it had reasonable grounds to believe and did believe that each offeree was an Institutional Accredited Investor, and, on the date hereof, it continues to believe that each U.S. Purchaser (as defined below) is an Institutional Accredited Investor;

         (f) neither it nor its representatives have used, and none of such persons will use, any form of General Solicitation or General Advertising in connection with the offer or sale of the Securities in the United States or to U.S. persons or have offered or will offer to sell any Securities in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act; and

         (g) prior to any sale of Securities in the United States, it will cause each purchaser thereof (each, a "U.S. Purchaser") to sign a U.S. purchaser's letter containing representations, warranties and agreements to the Trust substantially similar to those set forth in paragraph 4 of this Schedule "A".

4. Each Underwriter agrees that prior to any sale of Securities in the United States, it shall cause each U.S. Purchaser to execute a purchaser's letter whereby it represents, warrants and agrees in writing to the Trust that such U.S. Purchaser:

         (a)      is authorized to consummate the purchase of the Securities;

         (b) understands that the Securities will not be and have not been registered under the U.S. Securities Act and that the sale is being made to Institutional Accredited Investors in reliance on a private placement exemption;

         (c) is an Institutional Accredited Investor or, if the Securities are being purchased for one or more investor accounts for which it is acting as fiduciary or agent, each such investor account is an Institutional Accredited Investor and such U.S. Purchaser or investor account is purchasing the Securities for its own account for investment and not with a view to any resale, distribution or other disposition of the Securities or any part thereof in any transaction that would be in violation of the securities laws of the United States or any state thereof, subject, nevertheless, to the disposition of its property being at all times within its control;

         (d) agrees that if it decides to offer, sell or otherwise transfer or pledge all or any part of the Securities, it will not offer, sell or otherwise transfer or pledge any of such Securities (other than pursuant to an effective registration statement under the U.S. Securities Act), directly or indirectly, unless:

                  (i)      the sale is to the Trust; or

                  (ii) the sale is made outside the United States in accordance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations; or

                  (iii) the sale is made pursuant to the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder; or

                  (iv) the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and it has furnished to the Trust an opinion of counsel, of recognized standing reasonably satisfactory to the Trust, to that effect; or

                  (v) the sale is to an Institutional Accredited Investor and a purchaser's letter containing representations, warranties and agreements substantially similar to those contained in such U.S. Purchaser's purchaser's letter (except that a subsequent purchaser's letter need not contain the representation set forth in paragraph (f) below) is executed by the subsequent purchaser and delivered to the Trust prior to the sale;

         (e) understands and acknowledges that the Securities are "restricted securities" as defined in Rule 144 under the U.S. Securities Act and upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or state securities laws, the certificates representing the Securities, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES,

                  AGREES FOR THE BENEFIT OF PRIMEWEST ENERGY TRUST THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO PRIMEWEST ENERGY TRUST, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A LEGAL OPINION OR OTHER EVIDENCE SATISFACTORY TO PRIMEWEST ENERGY TRUST.

                  A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND PRIMEWEST ENERGY TRUST, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.";

         PROVIDED that if the Trust is a Foreign Issuer at the time of sale, and if the Securities are being sold in compliance with the requirements of Rule 904 of Regulation S and in compliance with Canadian local laws and regulations, the legend may be removed by providing a declaration to Computershare Trust Company of Canada to the following effect (or as the Trust may prescribe from time to time):

                  "The undersigned (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States SECURITIES ACT OF 1933, as amended ("Regulation S"), and (B) certifies that (1) it is not an "affiliate" (as defined in Rule 405 under the Securities Act, as amended) of the PrimeWest Energy Trust, (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States and (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by

                  Regulation "S";

         PROVIDED, FURTHER, that if the Securities are being sold under Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to Computershare Trust Company of Canada of an opinion of counsel of recognized standing and reasonably satisfactory to PrimeWest Energy Trust, to the effect that such legend is no longer required under the U.S. Securities Act or state securities laws;

         (f) has received a copy of the Offering Documents and has been afforded the opportunity (i) to ask such questions as it deemed necessary of, and to receive answers from, representatives of PrimeWest Energy Trust concerning the terms and conditions of the offering of the Securities and (ii) to obtain such additional information which PrimeWest Energy Trust possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Offering Documents and that the U.S. Purchaser considered necessary in connection with its decision to invest in the Securities;

         (g) acknowledges that it is not purchasing the Securities as a result of any General Solicitation or General Advertising; and

         (h) understands and acknowledges that PrimeWest Energy Trust (i) is under no obligation to be or to remain a Foreign Issuer,
                  (ii) may not, at the time the Securities are resold by such U.S. Purchaser or at any other time, be a Foreign Issuer, and
                  (iii) may engage in one or more transactions which could cause PrimeWest Energy Trust not to be a Foreign Issuer. If PrimeWest Energy Trust is not a Foreign Issuer at the time of any resale pursuant to Rule 904 of Regulation S, the certificate delivered to the buyer may continue to bear the legend contained in paragraph (e) above.

5. At the closing, Scotia Capital Inc. and CIBC World Markets Inc., together with the U.S. Placement Agents, will provide a certificate, substantially in the form of Exhibit I to this Schedule "A", relating to the manner of the offer and sale of the Securities in the United States.

                                    EXHIBIT I

                            UNDERWRITERS' CERTIFICATE

         In connection with the private placement of trust units (the "Securities") of PrimeWest Energy Trust (the "Trust") with one or more U.S. institutional accredited investors (the "U.S. Purchasers") pursuant to [a] U.S. Purchaser's Letter[s], dated as of [date], the undersigned, Scotia Capital Inc. and CIBC World Markets Inc., on behalf of the several underwriters (the "Underwriters") referred to in the Underwriting Agreement, dated as of October 28, 2002, among PrimeWest Energy Trust, PrimeWest Energy Inc., PrimeWest Management Inc., Scotia Capital Inc., CIBC World Markets Inc., BMO Nesbitt Burns Inc., RBC Dominion Securities Inc., TD Securities Inc., National Bank Financial Inc., Canaccord Capital Corporation, Dundee Securities Corporation and Yorkton Securities Inc. (the "Underwriting Agreement"), and their U.S. affiliates who have signed below in their capacity as placement agents in the United States for the Underwriters (the "U.S. Placement Agents"), do hereby certify that:

         (a) the U.S. Placement Agents are duly registered broker-dealers with the United States Securities and Exchange Commission and are members of, and in good standing with, the National Association of Securities Dealers, Inc. on the date hereof;

         (b) all offers and sales of the Securities in the United States were made to institutional "accredited investors" ("Institutional Accredited Investors"), within the meaning of Rule 501(a)(1),(2),(3) or (7) under the United States SECURITIES ACT OF 1933, as amended (the "U.S. Securities Act");

         (c) all offers and sales of the Securities in the United States have been effected by the U.S. Placement Agents in accordance with all applicable U.S. broker-dealer requirements;

         (d) in connection with offers and sales of the Securities in the United States, it has not used and will not use any written material other than the Prospectuses together with a United States covering memorandum relating to the offering in the United States (all such documents, the "Offering Documents"), and each offeree of the Securities in the United States has been sent a copy of each of the Offering Documents;

         (e) immediately prior to transmitting the Offering Documents to such offerees, we had reasonable grounds to believe and did believe that each offeree was an Institutional Accredited Investor, and, on the date hereof, we continue to believe that each U.S. Purchaser is an Institutional Accredited Investor;

         (f) neither we nor our representatives have utilized, and neither we nor our representatives will utilize, any form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) or have offered or will offer to sell any Securities in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

         (g) prior to any sale of Securities in the United States, we caused each U.S. Purchaser to sign a U.S. Purchaser's letter containing representations, warranties and agreements to the Trust substantially similar to those set forth in paragraph 4 of Schedule "A" to the Underwriting Agreement; and

         (h) neither we nor any member of the Selling Dealer Group (as defined in Schedule "A" to the Underwriting Agreement), nor any of our or their affiliates, have taken or will take any action which would constitute a violation of Regulation M of the SEC under the UNITED STATES SECURITIES EXCHANGE ACT OF 1934, as amended.


         Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

         Dated:  ___________________, 2002



SCOTIA CAPITAL INC.                           CIBC WORLD MARKETS INC.


Per:                                          Per:
     ------------------------------                -----------------------------
      Name:                                         Name:



SCOTIA CAPITAL (USA) INC.                     CIBC WORLD MARKETS CORP.


Per:                                          Per:
     ------------------------------                -----------------------------
      Name:                                         Name: